SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  November 27, 2007

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 27, the board of directors of Peoples State Bank (the “Bank”), the principal operating subsidiary of PSB Holdings, Inc. (“PSB”), approved amendments to its deferred compensation plans.  The board of directors of PSB also approved a form of restricted stock agreement, although no awards of restricted stock have yet been made.

Executive Deferred Compensation Plan

For several years the Bank has maintained a plan under which individual Executive Deferred Compensation Agreements with senior management level executives permit the officers to elect to defer up to 20% of annual base salary with a matching contribution made by the Bank in an amount equal to 20% of the amount deferred by the executive, up to a maximum of 3% of the executive’s base salary.  Matching contributions and interest accrued thereon is subject to a vesting schedule.  Deferred amounts and matching contributions are credited with interest at a rate stated in the agreements and paid to the executive upon termination of employment.  Scott M. Cattanach, Chief Financial Officer of PSB, and certain other individuals participate in the plan.

The following changes to the Executive Deferred Compensation Plan will be effective for the plan year beginning January 1, 2008:

•

Executives may elect to defer up to 70% of annual incentive compensation.

•

Vesting for matching contributions and related interest was changed from class year vesting of 20% per year (under which each year’s matching contribution vested over a five year period) to a six year vesting schedule at a rate of 20% per year beginning at completion of the executive’s second year of plan participation.  This changes now equates vesting under the agreements with the schedule used in the profit sharing portion of the Bank’s 401(k) plan.

•

Interest will be credited at a rate equal to 100% of the Bank’s return on equity with a minimum of 5% and a maximum of 15%, rather than 50% of return on equity with a floor of 0% and a ceiling of 10%.

•

Future deferrals to the plan may be suspended by action of the Bank.  A tax gross-up feature was added in the event the plan is terminated by the Bank rather than suspended.

Peter W. Knitt Deferred Compensation Agreement

Mr. Knitt, President and CEO of PSB and the Bank, may elect to defer up to 80% of his base salary with the Bank matching 20% of his deferral, up to a maximum of 3% of his base salary.  Interest is credited at a rate equal to the Bank’s return on equity minus 400 basis points.  Mr. Knitt will have completed five years of vesting service and will be vested in all matching contributions and related interest at December 31, 2007.

Effective January 1, 2008, the amended provisions described above for the Bank’s Executive Deferred Compensation Plan will also be effective for Mr. Knitt’s agreement and, effective January 1, 2009, the maximum amount of base salary that Mr. Knitt will be permitted to defer will be 20%.

Restricted Stock Plan

The board of directors of PSB will make grants of restricted stock to executive officers and other key employees of the Bank based upon the recommendation of the Bank’s Compensation Committee.  Restricted stock awards will be subject to service vesting at a rate determined at the time of grant.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Form of Executive Deferred Compensation Agreement

Exhibit 10.2

Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  November 27, 2007

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated November 27, 2007

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 10.1

Form of Executive Deferred Compensation Agreement

Exhibit 10.2

Form of Restricted Stock Agreement

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